MEDL

monetizing the mobile revolution

Q1 2012

hello future :)

MEDL MOBILE

Forward Looking Statements / Use of Projections

Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this presentation reflect MEDL management's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

The information included in this presentation may contain projections. The projections are based on various assumptions, which are disclosed in the presentation. The projections cover a period of several fiscal years, and such long-term projections are inherently inaccurate and unreliable. The projections are hypothetical and based upon present and perceived factors that do or could influence MEDL's business. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature, and MEDL does not make any guaranty with respect to any financial performance, projections, or summaries thereof. Certain of the assumptions underlying these projections are described herein. In the event any of these assumptions were inaccurate in a manner adverse to MEDL, actual results could vary materially and adversely from the projections. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen changes and developments in available technologies and products, the entry into MEDL's market of significant additional competitors, natural disasters, changes in economic or the terms and conditions of future financings, and other risks inherent to the business. While management believes that the projections reflect the possible future results of MEDL's operations, such results cannot be guaranteed.

In 1998, the proliferation of websites was out of control.

Data was expanding exponentially. It was becoming harder and harder for people to find relevant information.

Then a company named Google came along with a solution. They used proprietary technology to connect those with relevant content to those who were looking for it.

They have done quite well.

In 2012, mobile is experiencing similar growth - with nearly one million mobile apps available and new ones being launched every day.

Today, MEDL has a proprietary solution that will make it easier for users to discover new apps and relevant mobile content.

Key Corporate Details

1. The mobile space is experiencing explosive growth.
2. MEDL is a first mover with a proven track record.
3. MEDL has developed a proprietary, patent pending technology.
4. MEDL has built an impressive base of partners and clients.
5. The library of apps and number of downloads is growing.
6. Each end user represents a significant lifetime value.
7. The growing team is led by experienced management.
8. MEDL believes it is undervalued.

According to Forrester Research, mobile is "the most transformational technology since the Internet."



2017
$101 Billion**
2010
$6.8 Billion*

* MarketsandMarkets: 'World Mobile Applications Market (2010 – 2015)

** Global Industry Analysts, Inc. (GIA)

As the number of mobile devices continues to proliferate, the base of consumers able and eager to purchase mobile content continues to grow.


App Downloads by Year (Billions)*
80
60
40
20
0
0.5
1.0
6.4
10.9
76.9
2007
2008
2009
2010
2014

* World Mobile Applications Market (2010-2015)-MarketsandMarkets; IDC for 2010 & 2014 app downloads

Advertisers and marketers are rushing to mobile.

According to Gartner, $3.3 billion was spent on mobile ads in 2011. They predict mobile advertising to reach $20.6 billion by 2015.

And with good reason, studies show that mobile marketing is more powerful than the Internet, television, print, radio or outdoor.



Reach
Targeting
Engagement
Viral
Transaction
Mobile
Internet
TV
Print
Radio
Outdoor

Source: Chetan Sharma Consulting - January 2011

Founded in 2009, MEDL has developed a library of nearly 150 unique mobile applications and related technologies.

MEDL has generated millions of dollars in revenue since formation by licensing the company's mobile app technology and implementing its proprietary development process for clients such as Taco Bell, The New York Times Company, Medtronic and Monster.com.

MEDL has developed a large consumer library of top downloading applications across iPhone, iPad and Android. Several of their apps have been #1 in the Apple App Store.

Headquartered in Fountain Valley, California, MEDL has grown steadily and has built a solid reputation as a cutting edge, premium developer in the branded, enterprise and developer communities.

As marketers, MEDL's team knows how to capture the attention of reporters, bloggers and digital influencers.

NBC CNN THE WALL STREET JOURNAL. CBS abc The New York Times BBC GIZMODO

MEDL's future growth is expected to come from a proprietary Behavioral Recommendation Engine (BRE).

Mobile technology is capable of tracking individual user analytics in a way like never before. The BRE, aka "the brain," learns a user's mobile preferences and then makes intelligent recommendations.

Users will no longer need to search for apps. Instead, apps will find people.

As a user plays, shops, researches, shares and enjoys their mobile phone, the MEDL brain gets to know them and compiles a Detailed Anonymous Profile.


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Apps You'll Love
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MEDL

The Detailed Anonymous Profile (DAP)

The user's DAP is comprised of quantitative and qualitative data which combines to create what MEDL calls a Mobile Lifestyle.

Quantitative: Device, OS, GPS Location, Time, Date, Usage

Qualitative: App Category, App Keyword Data, App Meta Data

For example: A user's Mobile Lifestyle could reveal that they regularly use apps for women, dating and parenting; suggesting that user might over-index in the category of "single mom."

The brain could then cross reference the category of "single mom" and cross reference other users to make app recommendations for time management and games for children.

The brain could also identify that this user's prime app usage of games occurs between 8 and 10 pm - triggering the Push Messaging Center to make game recommendation during those hours.

The categorization of users into specific Mobile Lifestyles, and the process by which MEDL recommends these users new mobile applications is currently patent pending.

- Patent Abstract -

Method for Identifying, Analyzing and Recommending Applications for Mobile Users.

A system and method for characterizing and quantifying a person's lifestyle using a computing program or application to assign certain lifestyle characteristics and a numerical value as to the importance of said program to a particular lifestyle characteristic.

This invention presents a method of evaluating the usage of the application by a user and using said usage to evaluate the lifestyle characteristics and numerical priority of said application to the user; the system uses said lifestyle characteristics and the associated numerical value to develop a digital portrait of the user and to use said digital portrait to recommend other applications, advertisements or products to said user.

The Push Messaging Center (PMC) drives recommendations.

As the user DAP gets more detailed, the brain learns to make better recommendations. These recommendations can include new apps, targeted and opt-in advertising, the purchase of digital content, physical goods and more.

The primary channel is through MEDL's Push Messaging Center which allows MEDL to send Push Notifications (similar to a text message) directly to the users of specific applications - whether or not they are using the app at the time of the push.

This system is integrated into MEDL's current library of applications and can be scaled across any new MEDL application with just a few lines of code.

Ultimately, MEDL expects that users will opt-in for special app offers tailored just for them - providing a solution for the challenge of app discovery - letting the apps find the users.

The PMC could also be used to power a recommendation network that can include web widgets, custom emails, mobile advertising, targeted newsletters, and a custom mobile app.


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DJ Pauly D
Boxhead Zombie Wars FREE For DJ Pauly D Fans! 1-Day Only, Starting Now! Tap To Download.
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Beta tests of the PMC have yielded positive results.

Sample A: Approximately 20,000 users of MEDL's Learn to Draw application were sent a recommendation to purchase a $.99 lesson pack.

- The push resulted in approximately 825 purchases - a 3.75% conversion rate.

Sample B: Approximately 100,000 users of a MEDL game were pushed a recommendation to download a second MEDL game for free.

- The push yielded approximately 12,000 downloads for a 12% conversion rate.

Based on these sample tests and the "freemium" business model, MEDL expects to drive growth and revenue by the pushing free apps and subsequently recommending in-app purchases.

The chart below details scale and growth based on just a push per category per month. By sending several pushes per month, the company expects to rapidly grow and monetize the user base.

	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12
Total MEDL Apps Downloaded	3,000,000	3,360,000	3,763,200	4,214,760	4,720,531	5,286,995	5,921,434	6,632,006	7,427,847	8,319,189	9,317,492	10,435,591
12% Target Conversion Rate	360,000	403,200	451,560	505,771	566,464	634,439	710,572	795,841	891,342	998,303	1,118,099	1,252,271
3.75% Conversion Rate @ $.99 each (minus 30% App Store Commission)	$77,962	$87,318	$97,796	$109,531	$122,674	$137,396	$153,883	$172,349	$193,031	$216,195	$242,138	$271,195

As MEDL has grown, it has generated high margin revenues and increased its user base by licensing its technology and services to high end customers.

Helmed by marketing industry veterans, MEDL has earned a reputation for quality, strategic, well-executed mobile technology among top tier advertisers and brands. This is largely because of MEDL's proprietary development process - which was created to enable non-technical clients to engage with mobile experts and collaborate successfully.

Revenue from licensing of MEDL's mobile app technology and implementing its proprietary development process has continued to increase steadily.

As MEDL's reputation has grown, it is able to charge a greater premium for its products. As MEDL builds new apps, the set of "MEDL Tools" also grows. The MEDL Tools allow the company to develop new technology faster - and with larger profit margins.

The table that follows shows growth in both the number and size of these custom products mentioned above.

	2009	2010	9 months ending 9/30/2011
Number of Custom Products Sold	6	26	56
Average Cost Per Product	$18,290.00	$26,860.00	$27,782.00
Total Value of Contracts	$109,750.00	$698,390.00	$1,555,840.00

This development has also lead to recurring revenues from maintenance, upgrades and app marketing.

MEDL has also secured nearly 25 revenue sharing partnerships with celebrities, publishers, institutions and organizations.

MEDL is now approached regularly for new relationships with top tier partners. In many cases, partners cover development costs and leverage existing marketing channels to drive awareness.

Partners include Pauly D, Marlee Matlin, Rampage Jackson, Cheech & Chong, Stan Lee's Guardian Project, Real Madrid, Phil Hellmuth, Zane Lamprey, Printz Board, Marcellus Wiley, Walter Foster Publishing, Encyclopedia Britannica, Iowa State University and The Honey Badger.


STAN LEE
THE GUARDIAN PROJECT
TRADING CARD GAME
COMING THIS FALL
GARFIELD
HONEY BADGER DON'T CARE
PRESIDENTS

The combined strategies are currently working to steadily increase the size of the MEDL user base.

From August 1, 2011 through January 29, 2012 MEDL apps were downloaded and updated more than a million times - more than a 100% increase from the six months prior.

August 01, 2011 - January 29, 2012	
Paid Apps (iOS)	+ 25%
Free Apps (iOS)	+ 127%
In Apps (iOS)	+ 83%
Updates (iOS)	+ 120%

Current MEDL Downloads (iOS, non-client)

APP	TOTAL
24/7 Chi	16,627
Aroma - The Aromatherapy App	33,936
Athlete's Tweet	1,788
BOINK	23,270
Boxhead - The Zombie Wars	396,121
Boxhead LITE - The Zombie Wars	466,461
Britannica Kids: US Presidents	1,485
CODE RED - A SURVIVAL GUIDE TO HER MONTHLY	57,565
Crash Pad	672
DateMate - The Dating and Sex Tracker	1,109
DateMate LITE	1,198
Day In The Life	1,856
Feather Report	21,487
Fish ID	15,642
Fruit Blast	45,940
GardenID	12,362
Ghost Recorder	10,685
Gmooh! - The Medical Reminder	1,760
iCanHearU	6,193
I'm In Town	1,205
iSing Awesome	54,101
Isometrics – Low Impact Exercises	11,044
Jersey GTL	18,938
Jungly Jump	11,773
Jungly LITE	12,967
Laxtopia - The Mobile Lacrosse Community	16,864

APP	TOTAL
Learn To Draw	472,926
Learn To Draw - In App	5,165
Learn To Draw Kids	1,397
Learn To Draw Kids - In App	229
Mall Maps Deluxe - You are Here	129,474
Mall Maps Lite - You Are Here	8,601
MediaPad	5,245
Mobile Educator: Flowers 101	41
Montessori	772
Note to God	84,555
Pauly D	165,271
Pauly D - In App	953
Phil Hellmuth	1,508
Pocket Reference	14,255
Pocket Reference - iPad Edition	29,498
Problem Halved	7,212
Self Destructing Message	21,967
Know Skateboarding Paid	2,019
Know Skateboarding Free	1,325
The Honey Badger	10,805
Tree ID - TreeID with Fall Foliage	42,976
Urdu Translator	33,279
U.S. Military Regs	3,715
Virtual Calendar	2,171
Total Downloads	2,288,408

Total MEDL downloads including client applications is approximately: 3,000,000

MEDL is expected to further drive rapid growth of the library through acquisition of apps.

MEDL's current app library has been driven by internally developed apps. Future growth is expected to be driven by rapid acquisition and on-boarding of new apps.

MEDL's developer outreach program aims to roll up thousands of quality, underperforming Apple and Android apps via low cost/no cost acquisition - paying developers a percentage of future revenues.

MEDL has developed proprietary software that is automatically scanning the Apple App Store and Android Marketplace for apps which meet specific acquisition criteria.

MEDL has streamlined its on-boarding process and can now add new apps into the MEDL library with minimal programming thanks to a proprietary custom-developed API.

The true value of the MEDL is derived from the individual lifetime value of each user.

MEDL believes that its user base will come to trust MEDL recommendations for apps, products, additional content, services and more. Although the peak period of use for any individual app is anecdotally short (one week to three months), the user does not need to launch a MEDL app in order for the company to continue to make recommendations. This gives MEDL a long lifetime sales window.

With just a single MEDL app installed on a user's device, MEDL has the ability to generate revenue from a variety of sources.

source	description	revenue	projected average lifetime value/user
Download Fee	A one time fee to download an application.	$.99 - $19.99/app	$4
Digital Purchase	Apps are given away for free - or for a small cost - with additional features available for sale in-app.	$.99 - $7.99 per feature	$8
Sponsorship	Advertisers pay to give away free MEDL apps which have been re-skinned and embedded with branded content.	$.49-$1.99/user	$3
Advertising	Advertisers pay to include promotional messaging within a single application based on user data.	$3-$25/CPM	$4
Subscription	Apple is now rolling out subscription pricing	(projected) $.99 - $4.99/month	$3
Physical Purchase	Users can purchase physical merchandising from a growing library.	$5 - $20 profit/unit	$10
Additional Sources	New revenue sources (data mining, licensing of technology, licensing of IP) are expected to be made available by the growing library.	TBD	TBD

MEDL estimates the average lifetime value per user conservatively at $25-$35.

Approximate lifetime value of users from other digital platforms.

Company	Approximate number of users*	Approximate Valuation (Billion)**	Approximate Value per user
Facebook	845M	$100B	$118
Groupon	115M	$15B	$130
Amazon	121M	$83.8	$685
Google	1B	$197.3B	$197
eBay	100.4M	$42.3B	$423

Based on today's installed base of approximately 3 million users, at $25 - $35 per user, MEDL believes its current valuation should be between $75 - $105 million.

* Based upon public information
** Based upon market capitalization and public information

MEDL's projected valuation is further supported when reviewing the flurry of recent M&A activity for companies operating within the mobile space.*

Deloitte.

Acquires

übermind

Deloitte Consulting acquired Ubermind, Inc., a custom app development shop, in an undisclosed deal believed to be in the range of $40-50mm.

zynga

Acquires

newtoy fivemobile

Zynga, Inc. has made 15 acquisitions in 13 months, including mobile app developer Five Mobile, Inc. for an undisclosed amount and Newtoy, creator of several popular games, for $53.3mm in cash and stock.

AUGME

Raised

$9,000,000

Augme Technologies, a provider of strategic services and mobile marketing technology, raised $9M in Feb 11.

Google

Acquires

admob

AdMob, a mobile advertising delivery platform, raised $47mm in 5 funding rounds before being acquired by Google for $750mm.

Acquires

Quattro WIRELESS

Quattro, a direct competitor to AdMob, was acquired by Apple for $275mm.

IBM

Acquires

Worklight

On January 31, 2012, IBM Corporation acquired smartphone and tablet application developer Worklight Ltd. in an undisclosed transaction which was reportedly for $50-60 million.

* Based upon public information.

Andrew Maltin, CEO

Andrew has been founding successful software, technology and licensing companies for more than 20 years. He has been featured in Entrepreneur, 944, Success, The Wall Street Journal, The LA Times and many others. He holds a Bachelor of Arts degree in Marketing from California State University, Northridge, and an Entrepreneurial Degree from the University of Southern California. Andrew is a frequent participant of mobile industry events and spoke on a panel at the most recent Consumer Electronics Show.

Dave Swartz, President & CCO

Dave is a 20 year marketing veteran who has overseen the strategic and creative development of campaigns for clients such as BMW, Hilton, KFC, Porsche, and Reebok. His work has received nearly every regional and national advertising award. Dave is a frequent speaker and presenter in the mobile community and has overseen the conceptualization and architecture of more than 100 apps. He has been featured on CNBC's Planet of the Apps and he is a contributing author to Mobile Marketer's Guide to Mobile Advertising.

Paul Caceres, CFO

Paul previously served for 21 years as CFO of CAM Commerce Solutions, a company engaged in the business of eCommerce software solutions and providing payment processing and other related services. Paul left CAM Commerce Solutions in 2008 after helping to orchestrate the sale of the company for $180 million in cash. Paul is a California CPA and received a bachelor's degree in business administration from the University of Southern California.

Income Statement

Consolidated Statements of Operations (Unaudited) (USD $)	3 Months Ended		9 Months Ended	
	Sep. 30, 2011	Sep. 30, 2010	Sep. 30, 2011	Sep. 30, 2010
Revenues	$705,028	$201,532	$1,656,751	$496,379
Cost of goods sold	$369,673	$130,663	$780,434	$362,672
Gross profit	$335,355	$70,869	$876,317	$133,707
Selling, general and administrative	$611,322	$35,925	$1,357,511	$111,180
Net (loss) profit before interest	($275,967)	$34,944	($481,194)	$22,527
Interest expense	$0	$0	($2,712)	$0
Net (loss) profit	($275,967)	$34,944	($483,906)	$22,527
Net (loss) profit per share	NA	NA	NA	NA
Basic and Diluted	($0.01)	$0.00	($0.03)	$0.00
Wtd. Avg shares outstanding basic/diluted	40,000,000	7,401,500	19,222,934	7,401,500

Balance Sheet and Capitalization

Consolidated Balance Sheets (USD $)	Sep. 30, 2011 (Unaudited)	Dec. 31, 2010 (Audited)
Current assets:		
Cash	$1,757,243	$40,682
Other current assets	$394,031	$40,622
Total current assets	$2,151,274	$81,304
Non current assets	$78,904	$13,674
Total assets	$2,230,178	$94,978
Current liabilities:		
Current liabilities	$99,742	$47,506
Stockholders' Equity:		
Preferred stock, $0.001 par value	$40,000	$7,402
Additional paid-in capital	$2,629,370	$95,098
Accumulated deficit	($538,934.00)	($55,028.00)
Total stockholders' equity	$2,130,436	$47,472
Total liab. and stockholders' equity	$2,230,178	$94,978

Capitalization Table		
Ownership Structure		
Shares outstanding	40,025,000	
Name of Owner	**Shares**	**% Owned**
Andrew Maltin - CEO	9,862,866	24.60%
Dave Swartz - President	9,862,865	24.60%
Other Shareholders	20,299,269	50.80%
Total Shares Outstanding	40,025,000	100.00%
ESO/ISO Outstanding	5,162,000	11.40%
ESO/ISO Low/High $.25/$1.35		
Total Shares and Options outstanding	45,187,000	

hello future :)

MEDL MOBILE

18475 Bandilier Circle
Fountain Valley, CA 92708
(714) 617-1991
medlmobile.com